UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Consulting and Marketing Agreements

During the period starting on July 1, 2014, the Company entered into several consulting agreement and amended a previous marketing agreement, which, in the aggregate, result in the issuance of 1,550,000 shares. The two agreements and the amendment are as follows:

On July 15, the Company agreed with RedChip Companies Inc. to modify its marketing agreement such that it would issue 500,000 shares of common stock in lieu of any amounts owed but unpaid, and would not have to make monthly cash payments during July and August, 2014. On September 1, 2014, cash payments of $10,000 per month would resume.

On July 14, 2014, the Company entered into a consulting agreement with SmallCap Voice.com Inc. pursuant to which the consultant was to be compensated in shares of common stock of the Company.  Under the terms, the Company has issued 500,000 shares of common stock.

On July 1, 2014, the Company entered into an advisory and consulting agreement with Hanover Financial Services pursuant to which the consultant was to be compensated partly in shares of common stock of the Company. Under the terms, the Company is to issue 550,000 shares of common stock and paid $5,000 for three months of consulting services.

Securities Purchase Agreement and Convertible Promissory Note Effective July 15, 2014

Effective July 15, 2014, the funding date, VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the purchaser a convertible promissory note in the aggregate principal amount of $83.500.

The note, which accrues interest at a rate of 8% per annum, will mature on April 14, 2015. The note provides the Company with several pre-payment options with varying amount due depending upon the timing of the prepayment. The note may be converted in whole or in part into the Company's common stock, at the option of the holder, at any time following 180 days after issuance and until the maturity date, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price shall be 61% multiplied by the market price. Market price means the average of the lowest three (3) trading prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the date of conversion. If and whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share less than a price equal to the conversion price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the new issuance price.

The note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding, the Company will not dispose of certain assets and will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Purchase Agreement and the note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Convertible Note Effective July 16, 2014

Effective July 16, 2014, the funding date, the Company entered into a convertible note with an accredited investor (the “Investor”) in an amount up to $500,000. On July 16, 2014, the Company received $125,000 as the initial consideration under the terms of the note. The Investor may pay additional consideration to the Company in such amounts and at such dates as the Investor may choose in its sole discretion.

The note bears an original issue discount of 10% of the amounts funded by the Investor and bears no interest for the first 90 days after each payment of consideration. If any amount funded is not paid within the 90 day period, a one-time interest payment of 12% of the amount funded becomes due. The maturity date is two years from the effective date of each payment of consideration made to the Company by the Investor. The note may be converted in whole or in part into the Company's common stock, at the option of the Investor. The conversion price is the lesser of $0.14 or 60% of the lowest trade price in the 25 trading days previous to the conversion. Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the note into common stock that would result in the Investor owning more than 4.99% of the Company’s common stock outstanding.

The note provides for the Company to include the shares underlying the note in any subsequently filed registration statement to the extent that the Company files a registration statement with the Securities and Exchange Commission (the “SEC”). Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the note, but not less than $25,000, being immediately due and payable to the Investor at its election in the form of cash payment or addition to the balance of this note.

So long as the note is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in the note, then the Company shall notify the Investor of such additional or more favorable term and such term, at the Investor’s option, shall become a part of the transaction documents with the Investor.

The note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding, the Company shall not become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC or become ineligible to use the DTC system when issuing the Company’s common stock. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing description of the note is a summary, and is qualified in its entirety by reference to the convertible note, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The above issuances of shares are exempt from registration, pursuant to Section 4(2) of the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these transactions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	10.1	Securities Purchase Agreement dated July 15, 2014
	10.2	Convertible Promissory Note dated July 15, 2014
	10.3	Convertible Note dated July 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: July 25, 2014	/s/ Scott R. Silverman

Scott R. Silverman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated July 15, 2014
10.2	Convertible Promissory Note dated July 15, 2014
10.3	Convertible Note dated July 16, 2014